SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K
                         CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2001





                 REMOTE UTILITIES NETWORK, INC.
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)





         Nevada                     000-30705                86-088251
----------------------------       ------------         -------------------
(State or other jurisdiction       (Commission            (IRS Employer
     of incorporation)             File Number)         Identification No.)


540 5th Ave. S.W., Suite 930, Calgary, Alberta        T2P 0M2
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(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code (403) 264-7356



  -------------------------------------------------------------
  (Former name or former address, if changed since last report)


ITEM 5.   OTHER EVENTS

On May 16, 2001, the Company entered into a Second Addendum to the License Agreement between the Company and Autoeye, Inc. dated June 30, 2000, as amended on December 12, 2000, which reduced the consideration paid by the Company to Autoeye for the use of the trademarks, trade names, insignia and other indicia for the technology known as the Autoeye Multi Vehicle Surveillance System. The Board of Directors of the Company and the Board of Directors of Autoeye, Inc. agreed to adjust the consideration to Autoeye, Inc. in exchange for the licensing rights granted to Remote. Autoeye agreed to return to Remote 6,480,000 of the shares previously paid, thereby reducing the consideration paid by the Company to 720,000 shares of Remote's common stock. Pursuant to the Second Addendum, the 6,480,000 shares are to be cancelled and returned to the Company's unissued but authorized shares of common stock. The Second Addendum is attached hereto at Exhibit 10.3.

The Company is authorized to issue 20,000,000 shares of its $.001 par value common stock. As a result of the share cancellation, the issued and outstanding common stock of the Company is reduced to 9,240,000 shares.

ITEM 7.   EXHIBITS

  Exhibit No.  Description
  -----------  -----------

     10.1      License Agreement between Autoeye, Inc.
               and Remote Utilities Network, Inc.,
               dated June 30, 1999 (incorporated by
               reference to Exhibit 10.1 to the
               Registrant's registration statement on
               Form 10-SB filed with the Securities
               and Exchange Commission on May 24,
               2000, File No. 000-30705).

     10.2      Addendum to License Agreement, dated
               December 12, 2000 (incorporated by
               reference to Exhibit 10.2 to the
               amended registration statement on Form
               SB-2 filed with the Securities and
               Exchange Commission on March 7, 2001,
               File No. 333-49042).

     10.3*     Second Addendum to License Agreement,
               dated May 16, 2001.

_______________

* Filed herewith.




                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           Date:  May 18, 2001

                           Remote Utilities Network, Inc.


                           By: /s/ David Phan
                               --------------------------
                               David Phan, President